Exhibit 99.1

B. Riley Financial Secures $236 Million in Cash Proceeds from Brands Assets

LOS ANGELES, October 29, 2024 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services company, today announced it and its subsidiary bebe stores, inc. (“bebe”) have completed a transaction for their brand assets yielding approximately $236 million in cash proceeds to B. Riley.

At the closing of the transaction, B. Riley transferred and contributed its interests in the assets and intellectual property related to the licenses of several brands, including Hurley, Justice, Scotch & Soda, Catherine Malandrino, English Laundry, Joan Vass, Kensie, Limited Too and Nanette Lepore to a securitization vehicle, receiving approximately $189 million in net proceeds in connection with the financing transaction. bebe sold its interests in the assets and intellectual property related to the licenses of the bebe and Brookstone brands for approximately $47 million in net cash proceeds also at the closing.

B. Riley acquired the portfolio of brands (excluding bebe and Brookstone) for approximately $222 million and received $179 million in distributions during its ownership. The Company plans on utilizing the proceeds from this transaction to pay down outstanding senior secured debt and deleverage its balance sheet.

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial said, “We appreciate the partnership we have had with the Bluestar Alliance team over the past several years. Joseph Gabbay and Ralph Gindi are incredible operators, and have done a tremendous job re-positioning these brands.”

Mr. Riley continued, “With the completion of this transaction and the expected sale of a majority stake in Great American Group in late November, we are moving from a period of asset monetization to a renewed focus on growth in our core financial services operating businesses. There remains a huge opportunity in the small- and mid-cap markets, and we believe B. Riley is uniquely positioned to meet this demand. We look forward to providing investors with an update on our plans on our next quarterly earnings call.”

Advisors
Sullivan & Cromwell LLP served as legal advisor to B. Riley.

About B. Riley Financial
B. Riley Financial is a diversified financial services company that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

Exhibit 99.1

Forward-Looking Statements
Statements made in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today's date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company's periodic filings with the SEC, including, without limitation, the risks described in the Company's 2023 Annual Report on Form 10-K and in B. Riley Financial's Quarterly Reports on Form 10-Q for the period ended March 31, 2024 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.# # #

Contacts
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Media
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